Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Plan (as amended June 18, 2009), of Salix Pharmaceuticals, Ltd. of our report dated March 9, 2007, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

June 26, 2009